UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 28, 2018

DiamondRock Hospitality Company

(Exact name of registrant as specified in charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32514 (Commission File Number)	20-1180098 (IRS Employer Identification No.)

2 Bethesda Metro Center, Suite 1400
Bethesda, MD 20814
(Address of Principal Executive Offices) (Zip Code)

(240) 744-1150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Amendment and Restatement of Partnership Agreement

On August 28, 2018, DiamondRock Hospitality Company (the “Company”) entered into the Amended and Restated Agreement of Limited Partnership (the “Amended Partnership Agreement”) of DiamondRock Hospitality Limited Partnership (the “Operating Partnership”) among the Company and DiamondRock Hospitality, LLC, the Company’s wholly-owned subsidiary. The Amended Partnership Agreement, among other things, updates the previous agreement for changes in the federal tax laws.

The foregoing description of the Amended Partnership Agreement is qualified in its entirety by the full terms and conditions of the Amended Partnership Agreement which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description
10.1*

Amended and Restated Agreement of Limited Partnership of DiamondRock Hospitality Limited Partnership, dated as of August 28, 2018, by and among DiamondRock Hospitality Company and DiamondRock Hospitality, LLC.

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: August 31, 2018	By	/s/ Briony Quinn
Briony Quinn
Senior Vice President and Treasurer